Exhibit 10.1

                         THE BEAR STEARNS COMPANIES INC.
                              2008 TRUST AGREEMENT

      This Trust Agreement, dated as of February 14, 2008 (as amended from time to time, the "Agreement"), by and between The Bear Stearns Companies Inc., a Delaware corporation (the "Company", as more fully defined in Exhibit A hereto), and Wilmington Trust Company, a Delaware corporation (the "Trustee", as more fully defined in Exhibit A hereto).

                                    RECITALS:

      WHEREAS, the Company has in place certain compensation plans, including The Bear Stearns Companies Inc. Capital Accumulation Plan for Senior Managing Directors and The Bear Stearns Companies Inc. Restricted Stock Unit Plan, as such plans may be amended, supplemented, replaced or extended, and has listed such plans on Schedule 1 to this Agreement, which Schedule 1 may from time to time be amended in accordance with Section 15(b) hereof to add or delete plans (the plans listed on Schedule 1, as such Schedule may from time to time be amended, are each referred to herein as a "Plan" and collectively referred to herein as "Plans");

      WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plans with respect to Awards made or to be made to certain individuals participating in the Plans that will result in the payment of shares of Common Stock, $1.00 par value per share, of the Company ("Shares");

      WHEREAS, the Company wishes to establish a trust (the "Trust") for the purpose of holding all of the Shares underlying Awards granted pursuant to the Plans and to contribute and/or sell to the Trust the Shares to be held therein, subject to the claims of general creditors of the Company, Bear Stearns & Co. Inc. or any of the subsidiaries or affiliates which are reflected on Schedule 2 hereof, as may be amended from time to time, or any subsidiary succeeding to any substantial part of the business now conducted by any of such corporations (collectively, the "Significant Subsidiaries") in the event the Company or a Significant Subsidiary becomes insolvent (as hereinafter defined), until paid to Participants (as hereinafter defined) in such manner and at such times as the Company may specify to fulfill the Company's obligations under the Plans;

      WHEREAS, it is the intention of the parties that this Trust shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management employees for purposes of Title I of ERISA;

      WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its obligations under the Plans, it being understood that, except as expressly provided otherwise herein, Awards shall in all events be paid in Shares; and

      WHEREAS, capitalized and certain other terms used in this Agreement have the meanings given them in Exhibit A hereto.

      NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

      Section 1. Establishment of Trust. (a) The Company hereby contributes to the Trustee in trust the cash and Shares set forth in Schedule 3 hereto, which shall initially become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Agreement. Shares contributed to the Trust or purchased with cash so contributed shall be allocated to the Awards granted under the Plans.

         (b) The parties intend that the Trust will be an independent legal entity with title to and power to convey all of its assets. All Shares held in the Trust shall be held in a fiduciary capacity for the benefit of the persons entitled thereto under the Plans, subject to the terms of this Agreement and the Plans. The Trust is not a part of any of the Plans and does not itself provide retirement or other benefits to any Participant.

         (c) The assets held by the Trust shall be applied by the Trustee, in accordance with Instruction Schedules delivered to the Trustee by the Company and this Agreement, to satisfy the Company's obligations in connection with Awards. The Plans under which Awards may be outstanding at any given time will be reflected on Schedule 1 to this Agreement, as such Schedule may be amended from time to time in accordance with Section 15(b) hereof.

         (d) The Trust hereby established shall be irrevocable by the Company.

         (e) The Trust is intended to be a grantor trust, of which the Company is the grantor, for the purposes and within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code, and shall be construed accordingly.

         (f) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plans and this Agreement shall be mere unsecured contractual rights of Participants against the Company. The Company shall have no right or power to divert to others or to the Company, except as otherwise permitted under Sections 2(b) and 6, any of the Trust assets, provided that any assets held by the Trust will be subject to the claims of the general creditors of the Company and the Significant Subsidiaries, or both, under federal and state law in the event the Company or a Significant Subsidiary becomes insolvent (as defined in Section 3(a) hereof).

         (g) The Company, in its sole discretion, may at any time, or from time to time, subject to any required approval of the Board of Directors of the Company, make additional contributions of cash or contributions or sales of other property, including Shares, in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Agreement. Neither the Trustee nor any Participant shall have any right to compel such additional contributions or sales.


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         (h) Except as herein otherwise provided, title to the assets of the
   Trust shall at all times be vested in the Trustee, who shall hold such assets in a fiduciary capacity for the benefit of the persons entitled thereto under the Plans, subject to the terms of this Agreement and the Plans, and Shares that are part of the Trust shall be registered in the name of the Trustee on the records of the Company and shall be held in such manner that the Trustee's name and the fiduciary capacity in which the Shares are held are fully disclosed and the interests of others in the Trust shall be only the right to have such assets received, held, invested, administered and distributed in accordance with the provisions of the Trust.

      Section 2. Payments to Participants. (a) Except as otherwise provided in Sections 1(f), 3 or 6 hereof, Payments from the Trust shall only be made to Participants according to the Instruction Schedule provided and in accordance with this Agreement. When Payments in accordance with the most recent Instruction Schedule submitted by the Company to the Trustee are due, the Trustee shall make Payments to Participants in accordance with such Instruction Schedule, subject to the terms of this Agreement. The Company shall be responsible for the maintenance of any accounts for Participants under the respective Plans and for all withholding-related filings and reports. The Company shall be responsible for determining that a Payment is in accordance with the relevant Plan and Award agreement and applicable law.

         (b) Prior to the Payment of Shares or other assets to a Participant, the Trustee shall withhold the Withholding Amount, if any, as specified in the Instruction Schedule pursuant to which the Payment is to be made. The amount so withheld shall be remitted by the Trustee as directed by the Instruction Schedule, including to the Company if so instructed by the Company. In the case of a Payment to be made in Shares, the Trustee shall reduce the amount of the Payment due by the smallest number of whole Shares that has a value equal to or greater than the Withholding Amount. For purposes of this Section 2(b), the Shares shall be valued at their Fair Market Value. Any amount so withheld in excess of the Withholding Amount will be paid by the Company to the Participant in cash.

         (c) The entitlement of a Participant to benefits under the Plans shall be determined by the Company or such party as it shall designate under the Plans and any claim for such benefit shall be considered and reviewed under the procedures set out in the Plans.

         (d) If the principal of the Trust, and earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plans, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are insufficient.

      Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company or a Significant Subsidiary Is Insolvent. (a) The Trustee shall cease payment of benefits to Participants if the Company or a Significant Subsidiary is insolvent. The Company or a Significant Subsidiary shall be considered "insolvent" for purposes of this Agreement if (i) the Company or the Significant Subsidiary, whichever is applicable, is unable to pay its debts as they become due, or (ii) the Company or the Significant Subsidiary is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. Except to the extent required by law or a court of competent jurisdiction, in no event may assets of the Trust be used in the event of insolvency to pay inter-company debt of the Company or a Significant Subsidiary to any entity


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

that is 50% or more controlled, directly or indirectly, by the Company or the Significant Subsidiary, and the Trustee shall not be required to make a determination as to the foregoing but shall be entitled to rely on court order(s) or a written opinion of an outside law firm which may be the Company's law firm.

         (b) At all times during the continuance of this Trust, as provided in
   Section 1(f) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company and the Significant Subsidiaries under federal and state law as set forth below, it being understood that payments cannot be made hereunder to creditors absent insolvency:

            (1) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company's or a Significant Subsidiary's insolvency. If a person claiming to be a creditor of the Company or a Significant Subsidiary alleges in writing to the Trustee that the Company or a Significant Subsidiary has become insolvent, the Trustee shall determine whether the Company or the Significant Subsidiary, whichever is applicable, is insolvent and, pending such determination, the Trustee shall discontinue Payments.

            (2) Unless the Trustee has actual knowledge of the Company's or a Significant Subsidiary's insolvency, or has received notice from the Company or a Significant Subsidiary or a person claiming to be a creditor alleging that the Company or a Significant Subsidiary is insolvent, the Trustee shall have no duty to inquire whether the Company or any Significant Subsidiary is insolvent. The Trustee may in all events rely on such evidence concerning the Company's and Significant Subsidiaries' solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning such solvency.

            (3) If at any time the Trustee has determined that the Company or a Significant Subsidiary is insolvent, the Trustee shall discontinue Payments and shall hold the assets of the Trust for the benefit of the Company's or the Significant Subsidiary's, whichever is applicable, general creditors. Nothing in this Agreement shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Company with respect to benefits due under the Plans or otherwise.

            (4) The Trustee shall not resume Payments in accordance with Section 2 of this Agreement until the Trustee has determined that the Company or the Significant Subsidiary, whichever is applicable, is not insolvent (or is no longer insolvent) and thereafter has received an Instruction Schedule.

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants under the terms of the Plans for the period of


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

   such discontinuance, less the aggregate amount of any payments made to the Plan Participants by the Company in lieu of the payment provided for hereunder during any such period of discontinuance.

      Section 4. Transfers to Company. Except as otherwise set forth in Section 1(f) and Section 3 hereof, the Company shall have no right or power to divert to others or to the Company any of the Trust assets.

      Section 5. Dividends. Any cash dividend or distribution with respect to the Shares held in the Trust shall be invested in Shares as soon as practicable and shall be retained by the Trust in the Trustee's fiduciary capacity and allocated to Awards granted under the Plans, which allocation is the responsibility of the Company. Any other dividend or distribution made with respect to the Shares held in the Trust shall be retained by the Trust in the Trustee's fiduciary capacity and allocated to Awards granted under the Plans, which allocation is the responsibility of the Company. Dividends and distributions (including dividends and distributions invested in Shares pursuant to this Section) shall be distributed by the Trustee in accordance with the Instruction Schedule to the respective Participants no later than the time that the Shares with respect to which such dividends and distributions were made are distributed to such Participants as specified in an Instruction Schedule delivered to the Trustee by the Company. Except as otherwise permitted by
Section 2(b), in no event shall any dividend or other distribution with respect to the Shares be distributed to the Company.

      Section 6. Investment of Trust Assets. Subject to the proviso to this sentence and the remainder of this Section 6, the number of Shares held in the Trust shall not be less than, and shall not exceed, the number of Shares underlying the Awards, and the Company shall be responsible for determining the foregoing and for directing the Trustee with respect thereto; provided further, that if a Participant is no longer entitled to the Shares underlying the Awards granted thereto under the Plans due to termination or any other cause, such Shares shall remain in the Trust and shall be reallocated in accordance with an Instruction Schedule as promptly as practicable to satisfy Awards granted to other Participants under the Plans and, except as otherwise permitted by Section 2(b), in no event shall such Shares be returned to the Company. At the Company's direction, investments in Shares may be made through open market purchases, private transactions or (with the Company's consent) purchases from the Company. In addition to Shares, the Trustee may invest assets of the Trust that are not Shares in:

         (a) Any form of marketable financial instrument traded on the New York Stock Exchange (including, in particular, Shares or rights to acquire Shares, of the Company) and assets of any kind, including shares of any registered investment company, whether or not the Trustee or any of its affiliates is an advisor to, or other service provider to, such investment company and receives compensation from such investment company for the services provided (which compensation shall be in addition to the compensation of the Trustee under this Trust). The Company acknowledges that shares in any such investment company are not obligations of the Trustee or any other bank, are not deposits and are not insured by the Federal Deposit Insurance Corporation (the "FDIC"), the Federal Reserve or any other governmental agency.


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         (b) The Trustee is specifically authorized to invest idle, or otherwise uninvested cash in the Service class shares of the Wilmington Prime Money Market Portfolio (the "Prime MM Portfolio"), a money market mutual fund managed by an affiliate of the Trustee. The Company acknowledges that the Prime MM Portfolio is an entity separate from Wilmington Trust Company; and that shares in the Prime MM Portfolio are not obligations of Wilmington Trust Company, are not deposits and are not insured by the FDIC, the Federal Reserve or any other governmental agency. Wilmington Trust Company or its affiliates are compensated by the Prime MM Portfolio for investment advisory, custodian, shareholder servicing, distribution and other services, and such compensation is described in detail in the prospectus for the Prime MM Portfolio and is in addition to the compensation paid to Trustee hereunder with respect to that portion of the Trust, if any, invested in the Prime MM Portfolio.

         (c) The Trustee may hold that portion of the Trust as is appropriate, for the ordinary administration and for the disbursement of funds in cash, without liability for interest notwithstanding the Trustee's receipt of "float" from such uninvested cash, by depositing the same in any bank (including deposits which bear a reasonable rate of interest in a bank or similar financial institution supervised by the United States or a State, even where a bank or financial institution is the Trustee, or is otherwise a fiduciary of the Plans) subject to the rules and regulations governing such deposits, and without regard to the amount of such deposit. In addition, the Trustee is specifically authorized to invest idle, or otherwise uninvested, cash in a money market mutual fund selected by the Trustee in its sole discretion, including any money market fund associated with the Trustee as described in subparagraph (b) above.

      The Trustee, however, acknowledges the desire of the Company that the Trust corpus be invested primarily in Shares, and the Company acknowledges that any diversification of investments that otherwise might be required of a trustee under applicable State law is hereby waived. Except as otherwise provided in
Section 9 ("Voting Rights and Tendering of Shares") and except as otherwise provided herein, all rights associated with assets of the Trust shall be exercised by the Trustee, or the person designated by Trustee (which shall not be the Company or an affiliate of the Company), and shall in no event be exercisable by or rest with Plan Participants. The Company, however, shall have the right to instruct the Trustee to dispose of any or all of the assets of the Trust to a third party to be selected by the Trustee (which for the avoidance of doubt shall not be the Company or an affiliate thereof) provided such disposition results in consideration being paid to the Trust that is at least equal to the Fair Market Value of the Trust assets that are so disposed of. In no event shall any assets so disposed of (including Shares), or any consideration received in exchange therefor, be transferred to the Company or any affiliate thereof. Such right shall not be exercisable in connection with a tender offer for the Shares, which shall be governed by Section 9 hereof. This right is exercisable by the Company without the approval or consent of the Plan participants. In exercising such right, the Company shall give due consideration to the fact that Awards are required to be paid in Shares pursuant to the Plans.

      Section 7. Accounting by the Trustee. Subject to Section 9(b) hereof, the Trustee shall keep, and supply the Company with, accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made by the Trust, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the


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

removal or resignation of the Trustee, the Trustee shall deliver to the Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including, subject to Section 9(b) hereof, a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Such account statements shall be mailed to the Company or, if the Company agrees, delivered via e-mail or other electronic means. In the absence of written notice to the Trustee by the Company of exceptions or objections to any such account within 90 days of its receipt of such account from the Trustee, the Company shall be deemed to have approved such account, and the Trustee shall be forever released and discharged from all liability and further accountability to the Company or any other person with respect to the accuracy of such accounting and all acts and failures to act of the Trustee reflected in such account. In such case, or upon the written approval by the Company of any such account, the Trustee shall be released, relieved and discharged from all liability and further accountability to the Company or any other person with respect to all matters set forth in such account and all acts and failures to act of the Trustee reflected in such account as though such account had been settled by the decree of a court of competent jurisdiction. Neither Company, any participant nor any other person shall be entitled to any additional or different accounting by Trustee and Trustee shall not be compelled to file in any court any additional or different accounting. For purposes of regulations promulgated by the FDIC, Trustee's account statements shall be sufficient information concerning securities transactions effected for the Trust, provided that Company, upon written request, shall have the right to receive at no additional cost written confirmations of such securities transactions, which shall be mailed or otherwise furnished by the Trustee within the timeframe required by applicable regulations.

      The Trustee shall periodically determine the market value of the assets of the Trust or, in the absence of readily ascertainable market values, value the assets of the Trust, at such values as the Trustee shall determine in accordance with methods consistently followed and uniformly applied. With respect to assets without readily ascertainable market values, the Trustee may rely for all purposes of this Trust Agreement on the latest valuation and transaction information submitted to it by the person responsible for the investment. The Company shall cause such person to provide the Trustee with all information needed by the Trustee to discharge its obligations to value such assets and to account under this Trust Agreement.

      Section 8. Responsibility of the Trustee. (a) If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees, except as otherwise provided in Section 8(f) hereof, to indemnify the Trustee against the Trustee's reasonable costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. Such costs, expenses and liabilities shall be paid from the Trust to the extent of cash held in the Trust and to the extent not previously paid by the Company, and any such remaining fees and expenses shall be paid by the Company. In no event shall the Trustee have any liability or responsibility to undertake, defend or continue any litigation unless payment of related fees and expenses is ensured to the reasonable satisfaction of Trustee.


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

         (b) The Trustee may consult with legal counsel with respect to any of its duties or obligations hereunder.

         (c) The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist in performing any of its duties or obligations hereunder; and may pay their reasonable fees and expenses, which shall be deemed to be expenses of the Trust and which shall be paid in accordance with Section 10.

         (d) The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, and the Trustee shall have the following powers and rights, in addition to those provided elsewhere in this Agreement or by law, but subject in all cases to the other provisions of this Agreement:

         (i) to retain any asset of the Trust;

         (ii) with the consent of the Company, to settle, submit to arbitration, compromise, contest, prosecute or abandon claims and demands in favor of or against the Trust;

         (iii) to exercise any of the powers and rights of an individual owner with respect to any asset of the Trust and to perform any and all other acts that in its judgment are necessary or appropriate for the proper administration of the Trust even though such powers, rights and acts are not specifically enumerated in this Agreement;

         (iv) to cause any asset of the Trust to be issued, held or registered in the Trustee's name or in the name of its nominee, or in such form that title will pass by delivery, provided that the records of the Trustee shall indicate the true ownership of such asset;

         (v) to utilize another entity (but not the Company, a Significant Subsidiary or any affiliate thereof) as custodian to hold, but not invest or otherwise manage or control, assets of the Trust (provided that all Shares are held by and in the name of the Trustee).

         (e) Notwithstanding any powers granted to the Trustee pursuant to this Agreement or applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

         (f) The Company shall indemnify, defend and hold harmless the Trustee from and against any and all liabilities, claims, losses, suits or expenses (including reasonable attorneys' fees) of whatever kind and nature that may be imposed upon, asserted against or incurred by the Trustee at any time by reason of its provision of services under this Agreement or its status as the Trustee, except to the extent that any such liability, claim, loss, suit or expense arises directly from the Trustee's (or the Trustee's officers', employees' or agents') gross negligence or willful misconduct in the performance of responsibilities specifically allocated to it under this Agreement. This Section 8(f) shall survive the termination of this Agreement.


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         (g) Except as prohibited by Section 9(b) hereof, the Trustee shall provide such reports to the Company as to such matters as the Company may reasonably request.

      Section 9. Voting and Tendering of Shares. (a) With respect to any meeting of the stockholders of the Company at which the stockholders are to vote on any corporate action or with respect to any solicitation of written consents in lieu of a meeting, or in the event of any tender or exchange offer, the Company, its transfer agent, or other third party service provider appointed by the Company shall provide the Trustee with (i) a list of all Participants holding Awards setting forth the number of Shares underlying the Awards held by each such Participant on the record date for such meeting or action by written consent or the date of the tender or exchange offer and (ii) the total number of Shares underlying Awards held by such Participants on such date. Thereupon, the Company or its transfer agent shall timely distribute or cause to be timely distributed to each Participant holding Awards on such record date all proxy or consent solicitation or other materials distributed to stockholders of the Company generally in connection with such vote or consent or such tender or exchange offer, together with a form requesting instructions from each such Participant as to the manner in which such Participant desires Shares underlying the Awards held by such Participant to be voted or not voted by the Trustee or whether to tender or exchange such Shares or to refrain from tendering or exchanging such Shares, as the case may be, and the Company, its transfer agent or other independent third party service provider appointed by the Company shall confirm to the Trustee that such distribution was made. Prior to such distribution, the form requesting Participant instructions shall be submitted to the Trustee for its prior review and shall be in a form acceptable to the Trustee. The Company shall cause its transfer agent or other third party service provider appointed by the Company to collect such instructions from Participants, tabulate the instructions, and send a report of instructions to the Trustee. In the event that the Company does not timely confirm that the transfer agent or other third party service provider appointed by the Company will collect, tabulate and report to the Trustee such Participant instructions, the Trustee shall be entitled to perform or retain a third party to perform such duties at the expense of the Company or, if not paid by the Company, the Trust to the extent of cash held in the Trust and to the extent not previously paid by the Company, and any such remaining fees and expenses shall be paid by the Company. Upon receiving the report of Participant instructions, the Trustee shall vote or abstain from voting or tender or exchange or refrain from tendering or exchanging, as the case may be, the number of Shares held in the Trust underlying the Awards held by a Participant in accordance with the instructions from or on behalf of such Participant. The Trustee shall vote or abstain from voting and the Trustee shall tender or exchange or refrain from tendering or exchanging, as the case may be, any Shares with respect to which proper instructions are not received pursuant to this Section 9 in proportion to Shares for which proper instructions have been received pursuant to this Section 9. In the event a tender or exchange offer is consummated, the proceeds from the tender or exchange shall be paid into the Trust. The proceeds of the tender or exchange shall be retained by the Trust in the Trustee's fiduciary capacity and shall be distributed to the respective Participants as specified in an Instruction Schedule delivered to the Trustee by the Company no later than the time that the Shares with respect to which such tender or exchange proceeds would otherwise have been distributed to such participants. Except as otherwise permitted by Section 2(b), in no event shall the proceeds of a tender or exchange offer in respect of the Shares be distributed to the Company. If a tender offer or exchange offer is not consummated, all Shares tendered or exchanged shall revert to and continue to be held by the Trust as if such offer had not been made.


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

         (b) The Trustee shall maintain procedures reasonably designed to ensure that all instructions of Participants pursuant to Section 9(a) are collected, tabulated, transmitted to and carried out by the Trustee without being divulged or released to the Company or any person affiliated with the Company. If the Company's transfer agent or other third party service provider appointed by the Company collects, tabulates, and transmits such instructions, the Company shall cause the transfer agent or service provider to represent that it maintains such procedures. All such actions taken by Participants shall be held confidential by the Trustee and, except as required by applicable law or court order, shall not be divulged or released to any person other than (i) agents of the Trustee who are not affiliated with the Company or its affiliates or (ii) by virtue of the execution by the Trustee of any letter of transmittal for any of the Shares held in the Trust in connection with any tender or exchange offer.

      Section 10. Compensation and Expenses of the Trustee. All fees and expenses incurred by the Trustee in administering the Trust in accordance with this Agreement shall be paid by the Company. If not paid by the Company, expenses of the Trustee in administering the Trust in accordance with this Agreement shall be paid from the Trust to the extent of cash held in the Trust and to the extent not previously paid by the Company, and any such remaining fees and expenses shall be paid by the Company.

      Section 11. Resignation and Removal of the Trustee. (a) The Trustee may resign at any time by written notice to the Company, which shall be effective 30 days after receipt of such notice unless the Company and the Trustee agree otherwise; provided, however, that no such resignation shall be effective until a successor Trustee has assumed the office of the Trustee hereunder.

         (b) The Trustee may be removed by the Company, subject to the prior consent of Participants holding Awards to which at least a majority of the Shares have been allocated, on 10 days' notice or upon shorter notice accepted by the Trustee.

         (c) Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets held in the Trust shall be transferred to the successor Trustee. The transfer shall be completed within 30 days or 10 days after receipt of notice of resignation or removal or transfer, respectively, unless the Company extends the time limit.

         (d) If the Trustee resigns or is removed, a successor Trustee shall be appointed, in accordance with Section 12(a) hereof by the effective date of resignation or removal. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with such proceeding shall be allowed as administrative expenses of the Trust and paid as provided in Section 10 hereof.

      Section 12. Appointment of Successor. (a) If the Trustee resigns or is removed in accordance with Section 11(a) or (b) hereof, the Company may appoint, subject to the prior consent of Participants holding Awards to which at least a majority of the Shares have been allocated, any independent third party that is not affiliated with the Company or its affiliates or the boards of directors thereof which is a corporation organized under Delaware law that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. For purposes of the appointment of an independent third party as the trustee (including with respect to Wilmington Trust Company's appointment hereunder), such a party will not be considered to be affiliated with the Company or its affiliates solely as a result of entering into arrangements with the Company or its affiliates to provide services in the normal course of such third party's business. The appointment shall be effective when accepted in writing by the successor trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer. Any successor Trustee must be an institutional trustee that is unaffiliated with the Company or its affiliates or the boards of directors thereof.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets in accordance with the terms of this Agreement. The successor Trustee shall not be responsible for, and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from, any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

      Section 13. Changes in Organization of the Trustee. (a) In the event that any corporate Trustee hereunder shall be converted into, shall merge or consolidate with another corporation, state or federal, the corporation resulting from such merger or consolidation shall thereafter become and be the Trustee under the Trust with the same effect as though originally so named.

      Section 14. Continuance of the Trustee's Powers in Event of Termination of the Trust. In the event of the termination of the Trust, as provided herein, the Trustee shall dispose of the assets of the Trust in accordance with the provisions hereof. Until the final distribution of the assets of the Trust, the Trustee shall continue to have all powers provided hereunder as necessary or expedient for the orderly liquidation and distribution of the assets of the Trust.

      Section 15. Amendment or Termination. (a) Except as otherwise provided herein, subject to the prior consent of Participants holding Awards to which at least a majority of the Shares have been allocated, the Company may amend the Trust at any time and from time to time in any manner which it deems desirable, provided that no amendment may (i) make the Trust revocable; or (ii) change the duties, rights, and/or liabilities of the Trustee without the Trustee's consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, the Company shall retain the power under all circumstances to amend the Trust to correct any errors or clarify any ambiguities or similar issues of interpretation in this Agreement.

         (b) This Agreement may be amended by adding thereto or subtracting therefrom one or more unfunded employee benefit plans (within the meaning of Section 3(3) of ERISA) or plans or arrangements that are not employee benefit plans (within the meaning of such Section); provided that the Company shall ensure that at all times this Agreement shall include at least one Plan that is not an employee benefit plan within the meaning of Section 3(3) of ERISA.

         (c) The Trust may be terminated at any time by the Company, subject to the prior consent of Participants holding Awards to which at least a majority of the Shares have been allocated, provided that: (i) all Shares held by the Trust that are allocated to Awards shall be distributed to Participants in accordance with an Instruction Schedule as soon as practical following the fiscal year in which the Trust is terminated; and (ii) all Shares or other assets held by the Trust that are not allocated to Awards shall be paid to a charitable, educational or similar not-for-profit foundation, institution or other organization exempt from taxation pursuant to Section 501(c)(3) of the Internal Revenue Code and designated by the Trustee (a "Designated Charity") and shall not be paid to the Company. In designating the Designated Charity, the Trustee shall consider charities recommended by the Company. Unless earlier terminated in accordance with the provisions of this Section 15(c), the Trust shall terminate on the earlier of (x) the date on which Participants are no longer entitled to benefits pursuant to the terms of the Plans or (y) at such time as the Trust no longer holds any assets. In the case of termination pursuant to clause (x) of the preceding sentence, (1) all Shares held by the Trust that are allocated Awards shall be distributed to Participants in accordance with an Instruction Schedule as soon as practical following the fiscal year in which the Trust is terminated, and (2) all Shares or other assets held by the Trust that are not allocated to Awards shall be paid to a Designated Charity and shall not be paid to the Company.

         (d) In no event may any amendment or termination of the Trust cause the assets held thereby to be distributed to the Company.

      Section 16. Miscellaneous. (a) Any provision of this Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

         (b) Benefits payable to Participants under this Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) Any capitalized terms used herein which are not defined herein or in Exhibit A hereto shall have the meaning ascribed to such term in the relevant Plan or other documents which relate to the Award. In the event of any conflict or inconsistency between the Plan or other documents which relate to the Award and the Trust Agreement, the Trust Agreement will govern.

         (d) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         (e) The Trustee shall have no duty or responsibility not expressly set forth in this Trust Agreement. By way of example, but without limiting the matters subject to the foregoing sentence, the Trustee shall have no responsibility with respect to the administration or interpretation of the Plan, payment of Plan benefits other than from the assets of the Trust, the calculation of tax to be withheld, reported and/or paid to taxing authorities and (if applicable pursuant to the fee schedule) withholding, remitting, or reporting to taxing authorities of taxes other than from payments made with Trust assets to Plan participants and other than as directed by the Company, or maintaining participant records with respect to the Plans.

         (f) Trustee represents that it qualifies for Federal Deposit Insurance Corporation ("FDIC") prorata worth pass-through insurance coverage in accordance with the standards set forth in applicable federal law and FDIC insurance regulations. If the Trustee fails at any time in the future to so qualify for prorata worth pass-through insurance coverage, it will promptly notify the Company.

         (g) In no event will the Trustee have any obligation to provide, and in no event will Trustee provide, any legal, tax, accounting, audit or other advice to Company with respect to the Plan or this Trust. Company acknowledges that it will rely exclusively on the advice of its accountants and/or attorneys with respect to all legal, tax, accounting, audit and other advice required or desired by Company with respect to the Plan or this Trust. Company acknowledges that Trustee has not made any representations of any kind, and will not make any representations of any kind, concerning the legal, tax, accounting, audit or other treatment of the Plan or this Trust.

         (h) The Company acknowledges that Trustee is not an advisor concerning or a promoter with respect to the Plan or the Trust, but merely is a service provider offering the Trust services expressly set forth in this Agreement. In particular, Company acknowledges that Trustee is not a joint venturer or partner with Company's accountants, auditors, consultants or with any other party, with respect to the Plan or this Trust, and that Trustee and Company's accountants, auditors and consultants at all times remain independent parties dealing at arm's length, and independently, with each other and with Company.

         (i) The Trustee shall have no liability for any losses arising out of delays in performing the services which it renders under this Trust Agreement which result from events beyond its control, including without limitation, interruption of the business of Trustee due to acts of God, acts of governmental authority, acts of war, riots, civil commotions, insurrections, labor difficulties (including, but not limited to, strikes and other work slippages due to slow-downs), or any action of any courier or utility, mechanical or other malfunction, or electronic interruption.

         (j) The Company represents and warrants that the Plans and the administration thereof and the establishment of this Trust comply with applicable law and shall continue to be in compliance therewith.

         (k) The Company hereby represents, warrants and covenants that, immediately prior to a transfer or other acquisition from the Company, the Company is and shall be the sole legal and beneficial owner of all Shares that are transferred to or acquired by the Trustee from time to time, and the Company has and shall have all requisite power and authority to issue, transfer and deliver any such Shares to the Trustee. All Shares delivered to the Trustee shall be validly issued, fully paid and non-assessable and free and clear of any liens, security interests or other interests by any other person or entity other than the Trustee and the creditors of Company as provided pursuant to the terms of this Trust Agreement. The Company hereby represents, warrants and covenants that: (i) the Company shall at all times comply with all applicable laws, regulations, restrictions and reporting requirements relating to or affecting the Shares from time to time, including, without limitation, federal and state securities laws, and the rules of any applicable exchange; and (ii) each purchase or other acquisition, sale or distribution of the Trust's Shares shall be in accordance with all applicable federal and state securities laws, including without limitation, to the extent applicable, Rule 144 of the Securities Act of 1933 Act, as amended (the "1933 Act") for sales by affiliates of the issuer ("Rule 144") or any successor U. S. Securities and Exchange Commission ("SEC") rule, Rule 10b-18 of the Securities Exchange Act of 1934, and the rules of any applicable exchange. To the extent that such is required, the Company shall prepare a Notice of Proposed Sale of Securities Pursuant to Rule 144 as specified in Rule 144 ("Form 144") on behalf of the Trust and submit the Form 144 to the Trustee for review not less than 10 days prior to the initial sale of Shares that the Company plans to direct (and not less than 5 days prior to any subsequent sale of Shares requiring a new or amended Form 144). The Company shall be solely responsible for identifying and communicating to the Trustee in writing: (i) any other sales of Shares that must be aggregated with the sales or distributions by the Trust, (ii) all applicable "black out" periods, if any, (iii) the applicable holding periods, if any, for the Shares held by the Trustee, and (iv) information regarding the appropriate tax reporting by the Trustee with respect to any sales or distributions of Shares (or the proceeds thereof) to any participant or beneficiary. The Trustee shall have no responsibility or liability with respect to any broker or dealer designated by the Company. If not so designated by the Company, the Trustee may select such brokers or dealers. The Trustee shall be responsible for signing and filing the agreed upon Form
   144. The Company further covenants and agrees to furnish or cause to be furnished to the Trustee, from time to time, such certifications, legal opinions and additional information as the Trustee may reasonably request in connection with the Shares or any sale or distribution thereof. In the event the number of Shares held by the Trust, if any, meets or exceeds any applicable reporting threshold for the Trust or the Trustee, the Company agrees to provide written notice to the Trustee that the Trust has reached or exceeds the reporting threshold and to reimburse the Trustee for its out-of-pocket costs and expenses associated with preparing and filing any regulatory report required to be filed by the Trustee, such as, by way of example, Forms 3, 4, 5 or Form 13G filed with the SEC. To the extent not paid by the Company, such costs and expenses may be deducted by the Trustee from the Trust to the extent of cash held in the Trust and to the extent not previously paid by the Company, and any such remaining costs and expenses shall be paid by the Company.

      Section 17. Effective Date. The effective date of this Agreement shall be the date first above written.

      Section 18. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                       THE BEAR STEARNS COMPANIES INC.


                                       By:    /s/ Samuel L. Molinaro Jr.
                                          ------------------------------------
                                           Name:  Samuel L. Molinaro Jr.
                                           Title: Executive Vice President,
                                                  Chief Financial Officer and
                                                  Chief Operating Officer


                                       WILMINGTON TRUST COMPANY


                                       By:    /s/ Nancy Gray
                                          ------------------------------------
                                           Name:  Nancy Gray
                                           Title: Assistant Vice President

                                  EXHIBIT A

                                 DEFINITIONS

      As used in the Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      (a) "Agreement" shall have the meaning given it in the preamble to the Agreement.

      (b) "Award" shall mean any award under a Plan listed on Schedule 1 hereto which consists of, or entitles the holder thereof to receive upon the payment of consideration, the passage of time, the fulfillment of conditions or otherwise, Shares and which may be paid from the Trust, as designated from time to time by the Company on Schedule 4 hereto.

      (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

      (d) "Company" shall mean The Bear Stearns Companies Inc., and, except as otherwise specified in the Agreement in a particular context, any successor thereto, whether by merger, consolidation, purchase of substantially all its assets or otherwise.

      (e) "Designated Charity" shall have the meaning given it in Section 15(c) of the Agreement.

      (f) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      (g) "Fair Market Value" of a Share as of any date means (i) the closing sales price of a Share on the composite tape for New York Stock Exchange listed securities on such date, (ii) the closing selling price per Share at the close of regular trading hours (i.e. before after-hours trading begins) for NASDAQ Global Select Market (or the NASDAQ Global Market) listed securities on such date, as such price is reported by The Wall Street Journal or such other source as the appropriate committee pursuant to the relevant Plan deems reliable; provided that for so long as any Shares held by the Trust are not registered with the U.S. Securities and Exchange Commission (the "SEC") and publicly traded, or are not actively traded in the event that Shares are or hereafter become registered with the SEC and are publicly traded, the Company shall engage the services of a reputable, independent third party to perform valuations (the "Valuation Firm") not less frequently than annually, and the Trustee may rely for all purposes of this Trust Agreement on the latest annual valuation provided by the Valuation Firm. The Company represents and warrants to the Trustee that all information provided to such party performing valuations by or on behalf of the Company shall be complete, true and accurate in all material respects and sufficient to enable the Valuation Firm to perform its valuation services and the Trustee to provide an accurate account under Section 7.

      (h) "Insolvent" shall have the meaning given it in Section 3(a) of the Agreement.

      (i) "Instruction Schedule" shall mean a schedule provided by the Company to the Trustee indicating, with respect to a Participant or all Participants, information which will enable the Trustee to make Payments or solicit instructions including, without limitation, (i) the number of Awards held by a Participant which are to be paid from the Trust, (ii) the method in which amounts due to such Participant are to be paid, (iii) the Withholding Amount applicable to any Payment to such Participant, (iv) the form and time of payment of such Payment, and (v) the approved beneficiaries or trustees of such Participant. Notwithstanding anything in this Exhibit A or the Agreement to the contrary, the form and time of any Payment shall be determined in accordance with the relevant Plan and Award agreement and applicable law.

      (j) "Participant" shall mean an individual who holds an Award or, with respect to such individual, a "beneficiary" or "trustee" (as such terms are defined in the relevant Plan).

      (k) "Payment" shall mean a payment from the Trust to a Participant pursuant to Sections 2(a) or 15(c) of the Agreement.

      (l) "Plan" and "Plans" shall have the respective meanings given them in the first recital to the Agreement.

      (m) "Shares" shall have the meaning given it in the second recital to the Agreement.

      (n) "Significant Subsidiaries" shall have the meaning given it in the third recital to the Agreement.

      (o) "Trust" shall have the meaning given it in the third recital to the Agreement.

      (p) "Trustee" shall mean Wilmington Trust Company, a Delaware corporation that is not affiliated with the Company or its Significant Subsidiaries, or any successor thereto pursuant to the terms of the Agreement.

      (q) "Withholding Amount" shall mean the percentage of any federal, state, local or foreign taxes to be withheld with respect to any Payment designated on an Instruction.


                                      A-2